SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                PROXY STATEMENT

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
                         505 Main Street, P.O. Box 667
                          Hackensack, New Jersey 07602


                       NOTICE OF ANNUAL MEETING OF HOLDERS
                        OF SHARES OF BENEFICIAL INTEREST
                                 APRIL 12, 2000

TO THE  HOLDERS  OF  SHARES OF  BENEFICIAL INTEREST OF
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

         The Annual Meeting of the holders of shares of beneficial interest (the "Shareholders") of First Real Estate Investment Trust of New Jersey (the "Trust") will be held on Wednesday, April 12, 2000, at the Trust's executive offices, 505 Main Street, Hackensack, New Jersey at 7:30 p.m., Eastern Daylight Savings Time, for the following purposes:

         1. To elect one (1) Trustee, for a term of three years or until his successor has been elected and qualify;

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Shareholders of record at the close of business on February 23, 2000 are entitled to notice of and to vote at the meeting.


                                                /s/WILLIAM R. DELORENZO,JR.
                                                ---------------------------
                                                WILLIAM R. DELORENZO,JR.
                                                Executive Secretary

Hackensack, New Jersey
February 23, 2000




YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
                                PROXY STATEMENT

General Information

         This Proxy Statement is furnished to the holders (the "Shareholders") of shares of beneficial interest without par value (the "Shares") of First Real Estate Investment Trust of New Jersey (the "Trust") in connection with the solicitation of proxies for use at the annual meeting of the Shareholders to be held on April 12, 2000, and any adjournment thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Holders of Shares of Beneficial Interest. Beneficial interests in the Trust are represented by the Shares, and the Shares are the only authorized, issued and outstanding class of equity of the Trust. A form of proxy for use at the Annual Meeting is also enclosed. The Trust anticipates mailing this Proxy Statement to its Shareholders beginning on March 10, 2000. The executive offices of the Trust are located at 505 Main Street, Hackensack, New Jersey 07601.

         Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the Secretary of the Annual Meeting. Presence at the Annual Meeting does not of itself revoke the proxy. All Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions therein. Proxies submitted without indication will be voted FOR the nominee for Trustee named in this Proxy Statement. The Board of Trustees of the Trust (the "Board of Trustees") is not aware, at the date hereof, of any matters to be presented at the Annual Meeting other than the matters described above but if any other matter incident to the Annual Meeting is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

         The cost of preparing, assembling and mailing the proxy material is to be borne by the Trust. Proxies for use at the Annual Meeting are being solicited by the Board of Trustees. It is not anticipated that any compensation will be paid for soliciting proxies and the Trust does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail. Members of the Board of Trustees and executive officers of the Trust ("Executive Officers") may also, without additional compensation, solicit proxies, personally or by mail, telephone, telegraph, facsimile transmission or special letter.

Voting Securities

         The only voting securities entitled to vote at the Annual Meeting are the Shares. Each Share entitles its owner to one vote on an equal basis. The number of outstanding Shares on February 23, 2000 was 1,559,788. Only Shareholders of record on the books of the Trust at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

         Trustees are elected by a plurality of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote. The proxy card provides space for a Shareholder to withhold votes for the nominee to the Board of Trustees.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, negative votes, authority withheld for the nominee for Trustee, abstentions and broker non-votes. Any proxy submitted and containing an abstention or a broker non-vote will not be counted as a vote cast on any matter to which it relates.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information, as of February 23, 2000, with respect to beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial interests in the Trust, as represented by the Shares, for each Trustee, nominee for Trustee, and Executive Officer of the Trust. The only persons who beneficially own five percent (5%), or more, of the Shares are four (4) Trustees named in the table below.

          Amount and Nature of Beneficial Ownership (Columns A, B & C)

                                           (A)              (B)              (C)
                                    Shares Currently      Options           Total        Percent of
Name of Beneficial Owner               Owned (1)       Exercisable (2)     (A & B)         Class
------------------------               ---------       ---------------     -------         -----
Robert S. Hekemian (3)                   71,951 (5)       28,000           99,951           6.3%
Donald W. Barney (3)                     51,553 (6)       28,000           79,553           5.0%
John B. Voskian, M.D.(3)                 97,735 (7)       16,000          113,735           7.2%
Herbert C. Klein, Esq. (8)               59,378 (9)       28,000           87,378           5.5%
Nicholas A. Laganella (4)                 3,625           15,000           18,625           1.2%
Ronald J. Artinian (8)                   98,929 (11)      18,000          116,929           7.4%
Alan L. Aufzien (8)                       1,500            6,500            8,000           (10)
William R. DeLorenzo, Jr., Esq
(12)                                      3,763           13,000           16,763           1.1%
                                        -------          -------          -------           ----
                                        388,434          152,500          540,934          32.1%
                                        =======          =======          =======          =====

All Trustees, Nominee for
Trustee and Executive Officers
as a group (8 persons)

 (1) Except as otherwise indicated, all of the Shares are held beneficially and of record.

 (2) Shares subject to currently exercisable Options granted under the Equity Incentive Plan.

 (3)     A Trustee and Executive Officer of the Trust.

 (4) Mr. Nicholas A. Laganella is retiring from the Board of Trustees effective April 12, 2000.

 (5) Includes 18,598 Shares held by Mr. Hekemian's wife, with respect to which Mr. Hekemian disclaims beneficial ownership. Also includes (i) 18,368 Shares contributed to the Hekemian & Co., Inc. Pension Plan of which Mr. Hekemian is a trustee and a participant, (ii) an aggregate of 26,341 Shares which are held by certain partnerships in which Mr. Hekemian is a partner, and (iii) 3,549 Shares held in certain trusts for which Mr. Hekemian is a trustee and one trust in which Mr. Hekemian is a beneficiary, with respect to which Mr. Hekemian disclaims beneficial ownership except to the extent of his pecuniary interest in the pension plan, partnerships and trusts.

 (6) Includes 11,732 Shares held by Mr. Barney's wife and 3,440 Shares which are held in a trust for Mr. Barney's daughter of which Mr. Barney is the trustee, with respect to which Mr. Barney disclaims beneficial ownership.

 (7) Includes 8,694 Shares held by Dr. Voskian's wife and 1,688 shares which Dr. Voskian holds as custodian for the benefit of his daughter, with respect to which Dr. Voskian disclaims beneficial ownership. Also includes an aggregate of 87,353 Shares held in various trusts for which Dr. Voskian or his wife is trustee, with respect to which Dr. Voskian disclaims beneficial ownership.

 (8)     A Trustee of the Trust.

 (9) Includes 6,938 Shares held by Mr. Klein's wife and 4,250 Shares held in a trust for the benefit of Mr. Klein's son of which Mr. Klein's wife is trustee, with respect to which Mr. Klein disclaims beneficial ownership.

 (10) Shares beneficially owned do not exceed one percent (1%) of the Trust's issued and outstanding Shares.

 (11) Includes 23,762 Shares which are in a family trust with respect to which Mr. Artinian disclaims beneficial ownership except to the extent of his pecuniary interest in such trust. Also includes 900 Shares which are held by Mr. Artinian as custodian for the benefit of his son, with respect to which Mr. Artinian disclaims beneficial ownership.

 (12)    An Executive Officer of the Trust.


                              ELECTION OF TRUSTEES
                             (Item 1 on Proxy Card)

         The Trust is governed by the Board of Trustees. The Declaration of Trust provides that the Board of Trustees will consist of not fewer than five
(5) nor more than nine (9) Trustees.

         During Fiscal year 1999 the Board of Trustees consisted of eight (8) members including Mr.Charles J. Dodge who passed away on February 19, 2000. As a result, the Board of Trustees currently consists of seven (7) members.

         The terms of two (2) of the Trustees expire at the Annual Meeting. The Nominating Committee recommended to the Board of Trustees that only one Trustee position be filled.

         As a result, the Board of Trustees will consist of no more than six (6) members for the present. Each Trustee is elected for a term of three (3) years.

         Nominee

         The Board of Trustees nominated Herbert C. Klein for election at the Annual Meeting to three (3) year term as a Trustee to commence at the Annual Meeting consistent with the recommendation of the Nominating Committee.

         Mr. Klein is currently a member of the Board of Trustees whose term expires on the date of the Annual Meeting. Please see the section of this Proxy Statement captioned "Board of Trustees" for a description of the business experience of and other relevant information with respect to Mr. Klein.

         It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of the nominee named above as Trustee. If Mr. Klein should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment. Management of the Trust is not aware of any reason why Mr. Klein, as the nominee, if elected, would be unable to serve as a Trustee.

         The Board of Trustees recommends a vote "FOR" Mr. Herbert C. Klein the nominee for Trustee.

Board of Trustees

         The members of the Board of Trustees of the Trust are:

                                         Year First Elected to the
Name                        Age               Board of Trustees
----                        ---               -----------------
Robert S. Hekemian          68                       1980
Donald W. Barney            59                       1981
John B. Voskian, M.D.       75                       1968
Herbert C. Klein, Esq.      69                       1961
Nicholas A. Laganella       81                       1969
Ronald J. Artinian          51                       1992
Alan L. Aufzien             70                       1992


         Robert S. Hekemian has been active in the real estate industry for more than forty-six (46) years. Mr. Hekemian has served as Chairman of the Board of the Trust since 1991, and as a Trustee since 1980. His current term as a member of the Board of Trustees is scheduled to expire in April 2002. From 1981 to 1991, Mr. Hekemian was President of the Trust. Mr. Hekemian devotes approximately twenty-five percent (25%) of his time to execute his duties as an Executive Officer of the Trust. Since 1983, Mr. Hekemian has also been the Chief Executive Officer and Chairman of the Board of Hekemian & Co., Inc., a real estate brokerage and management company which manages the Trust's properties ("Hekemian & Co."). See the section captioned "Certain Relationships and Related Party Transactions" in this Proxy Statement. Mr. Hekemian is a director of Summit Bank. He is also a director, partner and officer in numerous private real estate corporations and partnerships. Mr. Hekemian is the brother-in-law of Dr. Voskian.

         Donald W. Barney has served as President of the Trust since 1993, and as a Trustee since 1981. His current term as a member of the Board of Trustees is scheduled to expire in April 2001. Mr. Barney devotes approximately ten percent (10%) of his time to execute his duties as an Executive Officer of the Trust. Mr. Barney was formerly associated with Union Camp Corporation, a diversified manufacturer of paper, packaging products, chemicals and wood products, and until December 31, 1998, as Vice President and Treasurer. Mr. Barney was a director of Ramapo Financial Corporation until May 1999 when the corporation merged with another financial institution. Mr. Barney is also partner and director in several other private real estate investment companies. Mr. Barney was formerly the brother-in-law of Mr. DeLorenzo.

         Dr. John B. Voskian has served as Secretary and a Trustee of the Trust since 1968. His current term as a member of the Board of Trustees is scheduled to expire in April 2002. Dr. Voskian spends less than five percent (5%) of his time with respect to his duties as an Executive Officer of the Trust. A physician, Dr. Voskian has retired from the practice of medicine. Dr. Voskian is also a director and an officer of a number of private real estate companies. Dr. Voskian is the brother-in-law of Mr. Hekemian.

         Herbert C. Klein, Esq. has served as a Trustee since 1961. His current term as a member of the Board of Trustees expires in April 2000. Mr. Klein has been nominated for election to another three (3) year term as a Trustee. From 1991 through the end of 1992, Mr. Klein served as President of the Trust. Mr. Klein has been an attorney since 1956 with a practice devoted to real estate, corporate matters and government relations. From March 1995 to January 1999, Mr. Klein was a director of the law firm of Hannoch Weisman located in Roseland, New Jersey. In January 1999, Mr. Klein became a partner in the law firm of Nowell Amoroso Klein Bierman P.A., with offices located in Hackensack, New Jersey and New York City. See section captioned "Certain Relationships and Related Party Transactions" in this Proxy Statement. From January 1993 to January 1995, Mr. Klein was a member of the United States Congress, House of Representatives, for the 8th Congressional District of New Jersey. Mr. Klein is also a former member of the New Jersey Legislature.

         Nicholas A. Laganella has served as a Trustee since 1969. His current term as a member of the Board of Trustees expires in April 2000.

         The Trust Agreement, as amended, provides that no Trustee is eligible for election as a Trustee after the age of 75. As a result, Mr. Laganella was not nominated for an additional term as a Trustee.

         Ronald J. Artinian has served as a Trustee since 1992. His current term as a member of the Board of Trustees is scheduled to expire in April 2001. From 1989 to 1998, Mr. Artinian was an investment banker with Smith Barney, Inc., including positions as a Managing Director and National Sales Manager. Smith Barney is now Salomon Smith Barney Holdings, Inc., a subsidiary of Citigroup Inc. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor.

         Alan L. Aufzien has served as a Trustee since 1992. His current term as a member of the Board of Trustees is scheduled to expire in April 2001. Since 1986, Mr. Aufzien has been Chairman and Managing Partner of the Norall Organization, an investment company. From 1980 to 1998, Mr. Aufzien was a partner in the Meadowlands Basketball Association, t/a New Jersey Nets (Member of the National Basketball Association), and was its Chairman and Chief Executive Officer, and then its Secretary and Treasurer, as well as a member of its Board of Directors. Since 1986, Mr. Aufzien has also been the Chairman and Chief Executive Officer of New York Harbour Associates, a real estate developer. Mr. Aufzien is a director of Rent A Wreck of America, Inc.

Meetings of the  Board of Trustees: Committees

         During the fiscal year ended October 31, 1999, the Board of Trustees held seven (7) meetings. The Board of Trustees has two (2) standing committees: the Executive Committee and the Audit Committee. During fiscal 1999, each member of the Board of Trustees attended more than 75% of the aggregate number of (i) meetings of the Board of Trustees and (ii) meetings of the committees of the Board of Trustees on which each trustee served except for Mr. Nicholas Laganella. Mr. Laganella did not attend two (2) of the seven (7) Board of Trustees Meetings. The Executive Secretary of the Trust, William R. DeLorenzo, Jr., attends meetings of the Board of Trustees and each of its committees in a nonvoting capacity.

(a)      Executive Committee

         The current members of the Executive Committee of the Board of Trustees (the "Executive Committee") are Robert S. Hekemian, Donald W. Barney, Ronald J. Artinian, and Herbert C. Klein. Mr. Hekemian is the Chairman of the Executive Committee. The Executive Committee is authorized to make policy and certain business decisions during any interval between meetings of the Board of Trustees. All decisions of the Executive Committee are reported to the Board of Trustees on a regular basis. During fiscal 1999, the Executive Committee met six
(6) times.

(b) Audit Committee

         The current members of the Audit Committee of the Board of Trustees (the "Audit Committee") are Donald W. Barney, Alan L. Aufzien and Ronald J. Artinian. Mr. Barney is the Chairman of the Audit Committee. The Audit Committee held two (2) meetings during fiscal 1999. The Audit Committee selects and recommends to the Board of Trustees the independent certified public accountants to audit the books and accounts of the Trust. In addition, the Audit Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the accounting firm selected to conduct the audit. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquires into the adequacy of the Trust's financial and operating controls.

(c)  Nominating  Committee

         In addition to the two standing committees referred to above, the Board of Trustees, at its January 19, 2000 meeting selected Robert S. Hekemian, Donald
W. Barney, and Alan L. Aufzien to serve on an ad hoc Nominating Committee to recommend to the Board the Trustees to be nominated for election at the Annual Meeting.

Executive  Compensation

         The following table sets forth information concerning the compensation of all of the Executive Officers of the Trust for services in all capacities to the Trust for the fiscal years ended October 31, 1999, 1998 and 1997. Except for the Chairman of the Board who devotes approximately twenty-five percent (25%) of his business activities to the Trust, no other Executive Officer devotes more than ten percent (10%) of his business activities to the Trust. No Executive Officer of the Trust was compensated by the Trust in fiscal 1999, or in any previous fiscal year, in an amount in excess of $100,000.

SUMMARY COMPENSATION TABLE

                                                      Annual               Long-Term
                                                   Compensation           Compensation
                                                   ------------           ------------
                                                                       Securities Underlying         All Other
Name and Principal Position         Year         Retainer Fee ($)(1)       Options (#)          Compensation ($)(2)
---------------------------         ----         -------------------       -----------          -------------------
Robert S. Hekemian                  1999               $ 7,000                  --                 $ 8,900
Chairman of the Board               1998                 5,000                28,000                12,700
                                    1997                 5,000                  --                  11,500
Donald W. Barney                    1999                 7,000                  --                  19,100
President                           1998                 5,000                28,000                12,100
                                    1997                 5,000                  --                  12,300
John B. Voskian, M.D.               1999                     0                  --                  10,900
Secretary                           1998                     0                16,000                 8,500
                                    1997                     0                  --                   7,100
William R. DeLorenzo, Jr. Esq.      1999                14,000                  --                  10,500
Executive Secretary and             1998                10,500                13,000                 7,000
 Treasurer                          1997                10,500                  --                   6,400
--------------------------



(1) Retainer fee represents payment to the Executive Officers for their services as an Executive Officer of the Trust.

(2) With respect to Mr. Hekemian and Mr. Barney such amounts represent annual retainer fees, Board of Trustees' Meeting Fees, and other fees paid to each of them as consideration for their service on the Board of Trustees and, if applicable, the Executive Committee and the Audit Committee. With respect to Mr. DeLorenzo, such amounts represent fees paid to him for his attendance, as a nonvoting member, at the meetings of the Board of Trustees and at meetings of the Executive Committee and Audit Committee. See section of this Proxy Statement captioned "Trustees' Compensation."

         In fiscal 1999, an annual retainer of $7,000 was paid to Mr. Hekemian, Mr. Barney and Mr. DeLorenzo for their services as Executive Officers of the Trust. Mr. DeLorenzo also received a $7,000 retainer for services rendered to the Board of Trustees and its Executive Committee and Audit Committee. Except for the options which were granted, in fiscal year 1998, to the Executive Officers, the Trust has not made available or paid any other compensation or benefits to its Executive Officers, whether it be in the form of bonus, long-term incentive or deferred compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. There are no employment contracts between the Trust and any of the Executive Officers, nor is there any compensatory plan or arrangement between the Trust and any of the Executive Officers pursuant to which an Executive Officer would receive payments as the result of his resignation, retirement or any other terminating event, or as a result of a change in control of the Trust. The Trust does not maintain any employee benefit plans.

Fiscal Year-End Option Values

         The following table shows certain information regarding the fiscal year-end values of the options held by each of the Executive Officers of the Trust. No options were exercised during fiscal year 1999.

                                    Number of Securities           Value of Unexercised
                                   Underlying Unexercised          In-The-Money Options
                                Options at Fiscal Year-End (#)   at Fiscal Year-End ($)(2)
                                ------------------------------   -------------------------
Name                        Exercisable (1)    Unexercisable    Exercisable    Unexercisable
----                        ---------------    -------------    -----------    -------------
Robert S. Hekemian             28,000               --              --               --
Donald W. Barney               28,000               --              --               --
John B. Voskian, M.D           16,000               --              --               --
William R. DeLorenzo,          13,000               --              --               --
Jr., Esq

(1)  All of the options as set forth in this table are currently exercisable.

(2) The value of unexercised in-the-money options represents the difference between an option's exercise price and the fair market value of the Shares on October 31, 1999 ($30 per Share). None of the options disclosed in this table were in-the-money on October 31, 1999, since the exercise price for all of these options is $30. The actual value, if any, an Executive Officer may realize upon the exercise of an option will depend upon the excess of the fair market value of the Shares over the exercise price on the date the option is exercised.

Trustees' Compensation

         In fiscal 1999, each Trustee received an annual retainer fee in the amount of $7,000 and a fee of $600 for each meeting of the Board of Trustees or of the Executive Committee or Audit Committee attended. Mr. DeLorenzo, the Executive Secretary, receives the same meeting fee for each such meeting he attends. The Chairmen of the Executive Committee and the Audit Committee receive a $700 meeting fee for each meeting attended. In addition, the Trust pays a fee in the amount of $600 to any Trustee and the Executive Secretary for visiting a site to inspect a property being reviewed by the Trust, and will also reimburse all actual and reasonable out-of-pocket expenses incurred in connection with each such site visit. In the fiscal year ended October 31, 1999, the Trust paid total fees of $154,200 to the Trustees and Mr. DeLorenzo as consideration for their service with respect to the Board of Trustees and the Executive Committee and Audit Committee. For fiscal 2000, the annual retainer paid to Trustees will remain at the level stated above.

Compensation Report

         The full Board of Trustees determines the amounts of the annual retainer and meeting fees paid to the Executive Officers and Trustees. As set forth in the "Summary Compensation Table" included in this Proxy Statement, the Executive Officers receive only a nominal retainer fee as annual compensation for their services as Executive Officers of the Trust. The Board of Trustees believes that the amounts of the retainer fees paid to the Executive Officers are reasonable, based on the amount of the time devoted by each of them in executing their duties as Executive Officers and since the operation of the Trust's business has been managed principally by Hekemian & Co., which received fees and commissions in consideration for its services. See the section of this Proxy Statement captioned "Certain Relationships and Related Party Transactions."

Board of Trustees' members are:

Robert S. Hekemian            Nicholas A. Laganella
Donald W. Barney              Ronald J. Artinian
John B. Voskian, M.D.         Alan L. Aufzien
Herbert C. Klein, Esq.


Performance Graph

         The graph below compares the cumulative total return on the Shares for the period covering the five fiscal years ended October 31, 1999 with the performance of the Russell 2000(R) Index and the NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 1994 in the Trust's Shares, the Russell 2000(R) Index, and the NAREIT Equity REIT Index, and that all dividends were reinvested.

[Graphic - Graph plotted to points listed below]

                                                            Cumulative Total Return
                                                    ----------------------------------------
                                                    10/94  10/95  10/96  10/97  10/98  10/99

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY     100    104    113    141    182    183
RUSSELL 2000                                         100    118    138    179    161    174
NAREIT EQUITY                                        100    112    140    186    162    151

Certain Relationships and Related Party Transactions

         Mr. Hekemian and his sons, Robert S. Hekemian, Jr., Bryan S. Hekemian and David B. Hekemian are the sole shareholders of Hekemian and Co. During fiscal year 1999, all of the issued and outstanding shares held by Samuel P. Hekemian, the brother of Robert S. Hekemian, and his two sisters, Marilyn Voskian and Ann Krikorian, were purchased by Robert S. Hekemian, Robert S. Hekemian, Jr., Bryan S. Hekemian and David B. Hekemian. As a result, Robert S. Hekemian holds a 67% interest in Hekemian & Co.; the balance of the interest in Hekemian & Co. is held by Robert S. Hekemian, Jr., Bryan S. Hekemian and David
B. Hekemian. As a result of the purchase of stock interest described, Hekemian & Co., Inc. will continue to serve as the Trust's Managing Agents.

         Pursuant to the terms of the Management Agreement, dated December 20, 1961, between Hekemian & Co. and the Trust, as amended (the "Management Agreement"), Hekemian & Co. serves as the managing agent for the Trust's properties. Robert S. Hekemian, Chairman of the Board of Trustees of the Trust, is currently the Chairman of the Board of Hekemian & Co. The following family members of Robert S. Hekemian are also officers of Hekemian & Co. and serve in the positions set forth opposite their names.

     Robert S. Hekemian, Jr. (son) - Executive Vice President
     Bryan S. Hekemian (son) - Vice President and Secretary
     David B. Hekemian (son) - Vice President and Treasurer
     Serge Krikorian (brother-in-law) - Vice President-Insurance Department

         Pursuant to the terms of the Management Agreement, the Trust pays Hekemian & Co. fees based on a percentage of rents collected as compensation for its management services. The Trust also reimburses Hekemian & Co. for the salaries, payroll taxes, insurance costs and certain other costs of personnel employed at the Trust's properties by Hekemian & Co. on behalf of the Trust.

From time to time, the Trust engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of the Trust. Separate fee arrangements are negotiated between Hekemian & Co. and the Trust with respect to such services.

         During the fiscal year ended October 31, 1999, the management fees paid by the Trust to Hekemian & Co. were approximately $668,900 plus an office overhead fee of approximately $69,679. In addition, the Trust paid Hekemian & Co. approximately $135,640 in fees and commissions for the services provided by Hekemian & Co. during fiscal year 1999 in the form of leasing commissions and mortgage placement fees.

         Robert S. Hekemian serves on the Board of Directors of Summit Bank. The Trust has an $8 million line of credit with Summit Bank which is scheduled to expire on March 1, 2000. As of February 23, 2000, the Trust did not have any outstanding borrowings under the Summit Bank credit facility. The Trust's Franklin Crossing retail property in Franklin Lakes, New Jersey, and its residential apartment properties located in Lakewood, Palisades Park and Hasbrouck Heights, New Jersey serve as collateral for the Summit Bank credit facility. In connection with the Trust's $10.9 million purchase of the Patchogue, New York retail property in December 1997, the Trust obtained a $7.5 million mortgage loan from Summit Bank to finance a portion of the purchase price. The mortgage loan is payable in monthly installments of $54,816 including interest at an annual rate of 7.375% through January 2005 at which time the outstanding balance is due. The mortgage loan is secured by the Patchogue, New York retail property. In addition, the Trust pays Summit Bank fees which are customary for these types of loans.

         The law firm of Nowell Amoroso Klein Bierman, P.A. was retained by the Trust during fiscal 1999 to furnish legal services and received $10,431.00 in fees from the Trust for its services. Mr. Klein and Mr. DeLorenzo are partners in the law firm.

         The Trust believes that the terms of the foregoing transactions are consistent with the usual trade terms for other transactions with unaffiliated parties in the ordinary course of business.

         The Trust owns a forty percent (40%) membership interest in Westwood Hills, LLC ("Westwood Hills") which is the owner of a 210 unit residential apartment complex in Westwood, New Jersey. In addition, certain Trustees (Robert
S. Hekemian, Donald W. Barney, Herbert C. Klein, Esq. and Ronald J. Artinian) and members of the immediate families of certain Trustees (Robert S. Hekemian, John B. Voskian, M.D. and Herbert C. Klein, Esq.) beneficially own thirty-eight percent (38%) of the remaining membership interests in Westwood Hills. Pursuant to the terms of an operating agreement, the Trust is the managing member of
Westwood  Hills.  Hekemian  & Co.  currently  serves as the  managing  agent for
Westwood Hills. During fiscal 1999, Westwood Hills paid approximately $146,496.00 in management fees to Hekemian & Co. During the first quarter of fiscal 1999, Westwood Hills completed a refinancing of its outstanding mortgage debt, yielding net proceeds of approximately $4.9 million. Pursuant to its 40% equity investment in Westwood Hills, the Trust received a $2 million distribution out of such proceeds. In connection with the refinancing, Robert S. Hekemian was required to provide a personal guarantee in certain limited circumstances. The Trust and all other members of Westwood Hills have agreed to indemnify Mr. Hekemian with respect to this guaranty.

                                 OTHER MATTERS

         The Board of Trustees does not know of any other business which will be presented for consideration at the Annual Meeting. Except as the Board of Trustees may otherwise permit, only the business set forth and discussed in the Notice of Meeting and this Proxy Statement may be acted on at the Annual Meeting. If any other business incident to the Annual Meeting is properly presented at the Annual Meeting, or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Selection of the independent public accountants for the Trust is made by the Board of Trustees and is based upon the recommendation of the Audit Committee. J.H. Cohn L.L.P. ("J.H. Cohn") has been selected as the Trust's independent public accountants for the current fiscal year. J.H. Cohn has audited the books, records and accounts of the Trust since 1991 and has provided both audit and nonaudit services to the Trust. Audit services include: (i) regular examination of the Trust's financial statements, including work relating to quarterly reviews, SEC filings, and consultation on accounting and financial reporting matters, and (ii) audit of specific financial and statistical information. Nonaudit services include income tax consultation and systems consultation projects. All audit and nonaudit services provided by J.H. Cohn are approved by the Audit Committee which gives due consideration to the potential impact of nonaudit services on auditor independence.

         Representatives of J.H. Cohn will be present at the Annual Meeting and will have an opportunity to make a statement if the representatives desire to do so and will be available to respond to appropriate questions.


                                 ANNUAL REPORT

         The Annual Report to Shareholders (the "Annual Report") for the fiscal year ended October 31, 1999 accompanies this Proxy Statement. J.H. Cohn has audited the financial statements of the Trust for the fiscal year ended October 31, 1999, which financial statements are contained in the Annual Report. Such Annual Report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Trust's Executive Officers and Trustees, and persons who own more than ten percent of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive Officers, Trustees and greater than ten percent shareholders are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Trust's review of the copies of such forms it has received, the Trust believes that all of its Trustees, Executive Officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 1999, except as follows:

         During fiscal year 1999, Ronald J. Artinian, a Trustee, purchased 1,000 shares of the Trust in the open market for his own account. Mr. Artinian did not file a Form 4 in a timely manner due to inadvertence. Mr. Artinian did, however, file a Form 4 with the SEC prior to the end of the Trust's fiscal year.

         During January 2000, a Form 5 was filed by each Officer and Trustee to report the number of stock options granted by the Board of Trustees in 1998.


                             SHAREHOLDER PROPOSALS

         Shareholder proposals for presentation at the Trust's next annual meeting must be received by the Trust at its principal executive offices for inclusion in its Proxy Statement and form of proxy relating to that meeting no later than October 31, 2000.

         THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES TO THE BOARD OF TRUSTEES.

         THE TRUST SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF THE TRUST. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, 505 MAIN STREET, P.O. BOX 667, HACKENSACK, NEW JERSEY 07602.

         ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND THEIR PROXIES WITHOUT DELAY TO REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                        /s/William R. DeLorenzo, Jr.,
                                        -----------------------------
                                        William R. DeLorenzo, Jr.,
                                        Executive Secretary
February  23, 2000

                                REVOCABLE PROXY
                First Real Estate Investment Trust of New Jersey


        [ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE


                     Annual Meeting of Holders of Shares of
                      Beneficial Interest - April 12, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned hereby nominates and appoints Robert S. Hekemian and William R. DeLorenzo, Jr., Esq., and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all of the shares, representing beneficial interests, of FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY standing in the name of the undersigned at the close of business on February 23, 2000, at the annual meeting of holders of shares of beneficial interest to be held at the Trust's headquarters, 505 Main Street, Hackensack, New Jersey 07601, on April 12, 2000 at 7:30 p.m., and at any and all adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated hereon.

1. ELECTION OF TRUSTEE:

Herbert C. Klein
                [   ] FOR      [   ] WITHHOLD

2. In their discretion upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the nominee indicated on this Proxy.

IMPORTANT: Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.

Please be sure to sign and date this Proxy in the box below.


                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                          Co-holder (if any) sign above


Detach above card, sign, date and mail in postage paid envelope provided.

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY